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                                                                   EXHIBIT 10.44

                                    AMENDMENT
                                     TO THE
                                 JANUARY 1, 2001
                                    AGREEMENT

This is an Amendment ("Amendment") to the Agreement dated January 1, 2001, as the same has been previously amended (the "Agreement") by and between Bristol-Myers Squibb Company, a corporation organized under the laws of the State of Delaware ("BMS") and Boron, LePore & Associates, Inc., a corporation organized under the laws of the State of Delaware ("BLP").

                                   WITNESSETH:

          WHEREAS, BLP and BMS entered into the Agreement;

          WHEREAS, the Agreement sets forth the services due to be performed by BLP and the compensation to be paid by BMS; and

          WHEREAS, the parties have previously amended the Agreement; and

          WHEREAS, BLP and BMS desire to further amend the Agreement as set forth below.

          NOW, THEREFORE, in consideration of the covenants contained herein the parties hereto, intending to be legally bound hereby, agree to amend the Agreement as follows:

I. Article I.1.l, "Event Type", shall be deleted in its entirety and the following substituted in place thereof:

          "Event Type" shall mean one of five (5) categories of Events, namely Check-Only, Non-Speaker, BMS Secured Speaker Event, BLP Secured Speaker Event and Drive-To Event.

II. Article I.1.v, "Products", shall be deleted in its entirety and the following substituted in place thereof:

          "Products" shall mean all present and any new products within BMS pharmaceutical products, excluding those products promoted by the Bristol-Myers Squibb Oncology and Virology sales forces unless otherwise requested by BMS Contact.

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III.      Article V.1 shall be amended by deleting the first sentence and substituting the following sentence in place thereof:

          "In consideration for the performance of the Program Services, Report Services and Data Services, BMS agrees to pay to BLP fees in accordance with the terms of Schedule 6 attached hereto, which shall include performance of Services for a minimum of 10,000 events in calendar year 2002."

IV. Article V.4 shall be deleted in its entirety and the following substituted in place thereof:

          Commencing with calendar year 2002 and each year thereafter, BMS shall be entitled to cancel or postpone, without charge or incurring any additional costs, up to 950 events excluding Check-Only events and Marketing Events and Webcast Programs; and 50 Webcast Programs; and 500 Check-Only events regardless of the timeframe the notice of cancellation or postponement is provided to BLP. For all cancellations and postponements in a calendar year in excess of the 1,500 total events referenced in the preceding sentence, BMS shall pay to BLP the actual Pass-through Expenses incurred for the cancelled or postponed event at the time the notice of cancellation or postponement is provided to BLP and forty (40) percent of the Management Fees associated with such cancelled or postponed event. The parties agree that, during the period January 1, 2002 through March 31, 2002, they may enter into negotiations relating to the Management Fee penalty structure for cancelled and postponed events in excess of the 1,500 total events referenced above.

          All cancellations and postponements of Marketing Programs, will be subject to the terms and conditions of Schedule A.1 of the Medical Education Services Agreement.

          Notwithstanding anything to the contrary contained herein, in the event of the cancellation or postponement of any Program by BMS for reasons related to the performance of BLP hereunder, such cancelled or postponed Programs shall not be considered as part of the 1,500 events referred to above nor shall BMS be obligated to make any payment of a Management Fee or any portion thereof as contemplated by this Article. Notwithstanding anything to the contrary contained herein, in the event of the cancellation or postponement of any Program by BMS, for any reason other then gross negligence in the Program Services and Program Set-up by BLP, BMS will pay (a) all Pass-through Expenses actually incurred by BLP through the date of cancellation or postponement related to the cancelled or postponed Meeting, (b) the agreed upon price for all Optional Services actually provided or related third party expenses incurred by BLP related thereto, and (c) the actual costs reasonably incurred in the cancellation or postponement of the Program, each in the same manner as provided in this Article, to the extent applicable.

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V.        Article V.4.1 shall be deleted in its entirety and the Article number shall be "Reserved."

VI. Article XVI.7 shall be amended to reflect the following notice addresses for the parties:

          If to BMS:
                  Bristol-Myers Squibb Company
                  777 Scudders Mill Road
                  Plainsboro, NJ  08536

                  Fax No.: Attention:  BMS Relationship Manager
                                       Legal Department
                                       Category Leader, Medical Education

          If to BLP:
                  Boron, LePore & Associates, Inc.
                  1800 Valley Road
                  Wayne, NJ  07470
                  Fax No.: (973) 709-3200
                  Attention :  President

VII. Schedules 1 through 11 of the Agreement are hereby deleted in their entirety and replaced with the new Schedules 1 through 11 attached hereto and are hereby incorporated into this Amendment and the Agreement.

VIII. Exhibits 1, 2 and 4 of the Agreement are hereby deleted in their entirety and replaced with the new Exhibits 1, 2 and 4 attached hereto and are hereby incorporated into this Amendment and the Agreement.

          This Amendment together with the Agreement, as previously amended, constitute the entire agreement between the parties with respect to the subject matter contained therein, and together, supersede and replace any and all prior and contemporaneous understandings, arrangements and agreements, whether oral or written, with respect to the subject matter.

          Except as otherwise amended hereby, the Agreement shall remain in full force and effect as presently written, and the rights, duties, liabilities and obligations of the parties hereto, as presently constituted, will continue in full effect.


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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives, effective this 19th day of December, 2001.

Bristol-Myers Squibb Company                   Boron, LePore & Associates, Inc.


By: /s/ Richard J. Lane                        By: /s/ Patrick LePore
    --------------------------------               ------------------

Name: Richard J. Lane                          Name: Patrick Lepore

Title: President & Executive V.P.              Title: CEO

Date: 12/19/01                                 Date: 12/18/01



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